Exhibit 10.2
FORM OF
EMPLOYEE MATTERS AGREEMENT
by and among
TEMPLE-INLAND INC.,
GUARANTY FINANCIAL GROUP INC.
and
FORESTAR REAL ESTATE GROUP INC.
Dated as of [DATE], 2007

INDEX OF DEFINED TERMS

TERM	SECTION IN WHICH DEFINED
Agreement	Preamble
Forestar	Preamble
Forestar 401(k) Plan	4.1(a)
Forestar Option Conversion Value	7.1(b)(ii)
Forestar Ratio	7.1(b)(ii)
Forestar Stock Plan	2.4
Forestar Welfare Plans	5.1(a)
Guaranty	Preamble
Guaranty Option Conversion Value	7.1(a)(ii)
Guaranty Ratio	7.1(a)(ii)
Guaranty Savings Plan	4.1(b)
Guaranty Stock Plan	2.4
Guaranty Welfare Plans	5.1(a)
Parties	Preamble
Post-Forestar Temple-Inland Option	7.1(b)(i)
Post-Guaranty Temple-Inland Option	7.1(a)(i)
Pre-Forestar Temple-Inland Option Price	7.1(b)(ii)
Pre-Guaranty Temple-Inland Option Price	7.1(a)(ii)
Separation Agreement	Recitals
Service Crediting Date	2.3(b)(i)
Temple-Inland	Preamble
Temple-Inland Welfare Plans	5.1(a)
Texas Courts	11.11

EMPLOYEE MATTERS AGREEMENT
     EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [DATE], 2007, by and among Temple-Inland Inc., a Delaware corporation (“Temple-Inland”), Forestar Real Estate Group Inc., a Delaware corporation (“Forestar”), and Guaranty Financial Group Inc., a Delaware corporation (“Guaranty”). Each of Temple-Inland, Forestar and Guaranty is herein referred to as a “Party” and collectively, as the “Parties”.
R E C I T A L S:
     WHEREAS, Temple-Inland, acting through its direct and indirect Subsidiaries, currently conducts a number of businesses, including (i) the Real Estate Business, (ii) the Financial Services Business and (iii) the Retained Business;
     WHEREAS, the Board of Directors of Temple-Inland has determined that it is appropriate, desirable and in the best interests of Temple-Inland and its stockholders to separate Temple-Inland into three independent companies (the “Separation”), one for each of: (i) the Real Estate Business, which shall be owned and conducted, directly or indirectly, by Forestar, (ii) the Financial Services Business, which shall be owned and conducted, directly or indirectly, by Guaranty, and (iii) the Retained Business which shall continue to be owned and conducted, directly or indirectly, by Temple-Inland;
     WHEREAS, to effect this Separation the Parties entered into that certain Separation and Distribution Agreement dated as of even date hereof (as amended or otherwise modified from time to time, the “Separation Agreement”); and
     WHEREAS, pursuant to the Separation Agreement, Temple-Inland, Forestar and Guaranty have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between and among them.
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
     Section 1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Separation Agreement and the following terms shall have the following meanings:
     “Benefit Plan” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, change in control/severance, consulting,

non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).
     “COBRA” shall mean the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, together with all regulations and proposed regulations promulgated thereunder.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” shall mean with respect to any Person, each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.
     “Forestar Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the Forestar Group or any ERISA Affiliate thereof immediately following the Forestar Distribution Date, including the Forestar 401(k) Plan and the Forestar Welfare Plans.
     “Forestar Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, family, sick leave, salary continuation, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) who, on the Forestar Distribution Date, is employed by or will be employed by Forestar or any member of the Forestar Group.
     “Forestar Option” shall mean an option to purchase shares of Forestar Common Stock as of the Forestar Distribution Date, which shall be issued pursuant to the Forestar Stock Plan as part of the adjustment to Temple-Inland Options in connection with the Forestar Distribution.
     “Forestar Participant” shall mean any individual who, immediately following the Forestar Distribution Date, is a Forestar Employee, a Former Forestar Employee, or a beneficiary, dependent or alternate payee of any of the foregoing.
     “Forestar Performance Share” shall mean a unit representing a general unsecured promise to deliver the cash equivalent of a share of Forestar Common Stock and dividend equivalents, if applicable, upon the satisfaction of a performance or service based vesting requirement, which unit is issued pursuant to a Temple-Inland Stock Plan as part of the adjustment to Temple-Inland Performance Shares in connection with the Forestar Distribution.

     “Forestar Restricted Share” shall mean a share of Forestar Common Stock that is subject to forfeiture based on the extent of attainment of a vesting requirement, which share is issued as part of the adjustment to Temple-Inland Restricted Shares in connection with the Forestar Distribution.
     “Forestar Restricted Stock Unit” shall mean a unit issued by Forestar or one of its Affiliates representing a general unsecured promise by Forestar or one of its Affiliates to deliver a share of Forestar Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a service based vesting requirement, which unit is issued pursuant to the Forestar Stock Plan as part of the adjustment to Temple-Inland Restricted Stock Units in connection with the Forestar Distribution.
     “Forestar Service Plans” shall mean, collectively, the Forestar 401(k) Plan and the severance and health and welfare plans maintained by a member of the Forestar Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the Forestar vacation, health and welfare, sick leave, salary continuation and retiree medical, dental and life programs, if any.
     “Former Forestar Employee” shall mean, as of the Distribution Date, any individual who, before the Forestar Distribution Date, terminated employment with Forestar or its predecessors or any member of the Forestar Group and did not commence employment with a member of the Guaranty Group or the Temple-Inland Group.
     “Former Guaranty Employee” shall mean, as of the Distribution Date, any individual who, before the Guaranty Distribution Date, terminated employment with Guaranty or its predecessors or any member of the Guaranty Group and did not commence employment with a member of the Forestar Group or the Temple-Inland Group.
     “Former Temple-Inland Employee” shall mean, as of the Final Distribution Date, any individual who, before the Final Distribution Date, terminated employment with Temple-Inland or its predecessors or any member of the Temple-Inland Group and did not commence employment with a member of the Forestar Group or the Guaranty Group; provided, that, in the event that Temple-Inland makes a public announcement that its Board of Directors has determined that the shares of Guaranty or Forestar shall not be distributed by Temple-Inland to its stockholders, “Former Temple-Inland Employee” shall also include each individual who would have been a Former Guaranty Employee or Former Forestar Employee, respectively, had such distribution occurred.
     “Guaranty Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the Guaranty Group or any ERISA Affiliate thereof immediately following the Guaranty Distribution Date, including the Guaranty Savings Plan and the Guaranty Welfare Plans.
     “Guaranty Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, family, sick leave, salary continuation, qualified military service under the Uniformed Services Employment and Reemployment Rights

Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) who, on the Guaranty Distribution Date, is employed by or will be employed by Guaranty or any member of the Guaranty Group.
     “Guaranty Option” shall mean an option to purchase shares of Guaranty Common Stock as of the Guaranty Distribution Date, which shall be issued pursuant to the Guaranty Stock Plan as part of the adjustment to Temple-Inland Options in connection with the Guaranty Distribution.
     “Guaranty Participant” shall mean any individual who, immediately following the Guaranty Distribution Date, is a Guaranty Employee, a Former Guaranty Employee, or a beneficiary, dependent or alternate payee of any of the foregoing.
     “Guaranty Performance Share” shall mean a unit representing a general unsecured promise to deliver the cash equivalent of a share of Guaranty Common Stock and dividend equivalents, if applicable, upon the satisfaction of a performance or service based vesting requirement, which unit is issued pursuant to a Temple-Inland Stock Plan as part of the adjustment to Temple-Inland Performance Shares in connection with the Guaranty Distribution.
     “Guaranty Restricted Share” shall mean a share of Guaranty Common Stock that is subject to forfeiture based on the extent of attainment of a vesting requirement, which share is issued as part of the adjustment to Temple-Inland Restricted Shares in connection with the Guaranty Distribution.
     “Guaranty Restricted Stock Unit” shall mean a unit issued by Guaranty or one of its Affiliates representing a general unsecured promise by Guaranty or one of its Affiliates to deliver a share of Guaranty Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a service based vesting requirement, which unit is issued pursuant to the Guaranty Stock Plan as part of the adjustment to Temple-Inland Restricted Stock Units in connection with the Guaranty Distribution.
     “Guaranty Service Plans” shall mean, collectively, the Guaranty Savings Plan and the severance and health and welfare plans maintained by a member of the Guaranty Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the Guaranty vacation, health and welfare, sick leave, salary continuation and retiree medical, dental and life programs, if any.
     “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.
     “Initial Forestar Stock Price” shall mean, unless otherwise determined by the Management Development and Executive Compensation Committee of the Temple-Inland Board of Directors in its sole discretion in order to effect an equitable adjustment of a Temple-Inland Option in connection with the Forestar Distribution, the closing per share trading price of Forestar Common Stock on a when issued basis on the Forestar Distribution Date or, if none, the opening per share trading price of Forestar Common Stock on the first date following the Forestar Distribution Date on which there is trading.

     “Initial Guaranty Stock Price” shall mean, unless otherwise determined by the Management Development and Executive Compensation Committee of the Temple-Inland Board of Directors in its sole discretion in order to effect an equitable adjustment of a Temple-Inland Option in connection with the Guaranty Distribution, the closing per share trading price of Guaranty Common Stock on a when issued basis on the Guaranty Distribution Date or, if none, the opening per share trading price of Guaranty Common Stock on the first date following the Guaranty Distribution Date on which there is trading.
     “Participating Company” shall mean Temple-Inland or any Person (other than an individual) participating in a Temple-Inland Benefit Plan.
     “Post-Forestar Temple-Inland Stock Price” shall mean, unless otherwise determined by the Management Development and Executive Compensation Committee of the Temple-Inland Board of Directors in its sole discretion in order to effect an equitable adjustment of a Temple-Inland Option in connection with the Forestar Distribution, the closing per share trading price of Temple-Inland Common Stock on an ex-distribution basis on the Forestar Distribution Date or, if none, the regular way closing per share trading price of Temple-Inland Common Stock on the Forestar Distribution Date (or, if there is no trading on the Forestar Distribution Date, on the first following date on which there is trading) less the Initial Forestar Stock Price and, if the Guaranty Distribution and Forestar Distribution occur on the same date, also less the Initial Guaranty Stock Price.
     “Post-Guaranty Temple-Inland Stock Price” shall mean, unless otherwise determined by the Management Development and Executive Compensation Committee of the Temple-Inland Board of Directors in its sole discretion in order to effect an equitable adjustment of a Temple-Inland Option in connection with the Guaranty Distribution, the closing per share trading price of Temple-Inland Common Stock on an ex-distribution basis on the Guaranty Distribution Date or, if none, the regular way closing per share trading price of Temple-Inland Common Stock on the Guaranty Distribution Date (or, if there is no trading on the Guaranty Distribution Date, on the first following date on which there is trading) less the Initial Guaranty Stock Price and, if the Guaranty Distribution and Forestar Distribution occur on the same date, also less the Initial Forestar Stock Price.
     “Temple-Inland Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the Temple-Inland Group or any ERISA Affiliate thereof immediately following the Final Distribution Date (and, notwithstanding any contribution requirements imposed on Temple-Inland pursuant to Section 4.2, exclusive of the Guaranty Savings Plan).
     “Temple-Inland Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, family, sick leave, salary continuation, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) who, on the Final Distribution Date, is employed by or will be employed by Temple-Inland or any member of the Temple-Inland Group; provided, that, in the event that

Temple-Inland makes a public announcement that its Board of Directors has determined that the shares of Guaranty or Forestar shall not be distributed by Temple-Inland to its stockholders, “Temple-Inland Employee” shall also include each individual who would have been a Guaranty Employee or Forestar Employee, respectively, had such distribution occurred.
     “Temple-Inland Option” shall mean an option to purchase shares of Temple-Inland Common Stock granted pursuant to one of the Temple-Inland Stock Plans.
     “Temple-Inland Participant” shall mean any individual who, immediately following the Final Distribution Date, is a Temple-Inland Employee, a Former Temple-Inland Employee or a beneficiary, dependent or alternate payee of any of the foregoing.
     “Temple-Inland Performance Share” shall mean a share of phantom stock granted by Temple-Inland or one of its Affiliates pursuant to one of the Temple-Inland Stock Plans representing a general unsecured promise by Temple-Inland or one of its Affiliates to deliver a share of Temple-Inland Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a performance based vesting requirement and including phantom stock units and bonus phantom shares granted by Temple-Inland effective August 9, 2007, in substitution for phantom stock awards previously granted by Temple-Inland in 2006 or 2007.
     “Temple-Inland Restricted Share” shall mean a share of Temple-Inland Common Stock granted by Temple-Inland or one of its Affiliates pursuant to one of the Temple-Inland Stock Plans that is subject to forfeiture based on the extent of attainment of a vesting requirement.
     “Temple-Inland Restricted Stock Unit” shall mean a unit granted by Temple-Inland or one of its Affiliates pursuant to one of the Temple-Inland Stock Plans representing a general unsecured promise by Temple-Inland or one of its Affiliates to deliver a share of Temple-Inland Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a vesting requirement (other than performance based vesting requirements) and exclusive of restricted stock units granted by Temple-Inland effective August 9, 2007, in substitution for equity incentive awards previously granted by Temple-Inland in 2006 or 2007.
     “Temple-Inland Retirement Plan” shall mean the Temple-Inland Retirement Plan.
     “Temple-Inland Savings Plan” shall mean the Temple-Inland Savings Plan (formerly known as the Temple-Inland Salaried Savings Plan and/or the Temple-Inland Non-Salaried Savings Plan).
     “Temple-Inland Service Plans” shall mean, collectively, the Temple-Inland Retirement Plan, the Temple-Inland Savings Plan, and the severance and health and welfare benefit plans maintained by a member of the Temple-Inland Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the Temple-Inland vacation, health and welfare, sick leave, salary continuation and retiree medical, dental and life programs, if any.

     “Temple-Inland Stock Plans” shall mean, collectively, the Temple-Inland Inc. 1993 Stock Option Plan, Temple-Inland Inc. 1997 Stock Option Plan, Temple-Inland Inc. 2001 Stock Incentive Plan, Temple-Inland Inc. 2003 Stock Incentive Plan, Temple-Inland Inc. Stock Deferral and Payment Plan and Temple-Inland Inc. Directors Fee Deferral Plan.
     1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.
ARTICLE II
GENERAL PRINCIPLES
     Section 2.1 Assumption and Retention of Liabilities; Related Assets.
          (a) As of the Final Distribution Date, except as otherwise expressly provided for in this Agreement, Temple-Inland shall, or shall cause one or more members of the Temple-Inland Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Temple-Inland Benefit Plans, (ii) all Liabilities (excluding Liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Temple-Inland Employees, Former Temple-Inland Employees, Guaranty Employees, Former Guaranty Employees, Forestar Employees and Former Forestar Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Temple-Inland Group, Guaranty Group or Forestar Group), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Temple-Inland Group, and (iii) any other Liabilities or obligations expressly assigned to Temple-Inland or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Temple-Inland Group as provided for in this Section 2.1(a) are intended to be Retained Business Liabilities as such term is defined in the Separation Agreement.
          (b) As of the Relevant Time, except as otherwise expressly provided for in this Agreement, Guaranty shall, or shall cause one or more members of the Guaranty Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Guaranty Benefit Plans, (ii) all Liabilities (excluding Liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Temple-Inland Employees, Former Temple-Inland Employees, Guaranty Employees, Former Guaranty Employees, Forestar Employees and Former Forestar Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Temple-Inland Group, Guaranty Group or Forestar Group), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Guaranty Group, and (iii) any other Liabilities or obligations expressly assigned to Guaranty or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Guaranty Group as provided for in this Section 2.1(b) are intended to be Financial Services Liabilities as such term is defined in the Separation Agreement.
          (c) As of the Relevant Time, except as otherwise expressly provided for in this Agreement, Forestar shall, or shall cause one or more members of the Forestar Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Forestar Benefit Plans, (ii) all Liabilities (excluding Liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Temple-Inland Employees, Former Temple-Inland Employees, Guaranty Employees, Former Guaranty Employees, Forestar Employees and Former Forestar Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Temple-Inland Group, Guaranty Group or Forestar Group), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Forestar Group, and (iii) any other Liabilities or obligations expressly assigned to Forestar or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Forestar Group as provided for in this Section 2.1(c) are intended to be Real Estate Liabilities as such term is defined in the Separation Agreement.
          (d) From time to time after the Relevant Time, the Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates. Any such request for reimbursement must be made not later than the first anniversary of the Relevant Time.
          (e) Temple-Inland shall retain responsibility for all employee-related regulatory filings for reporting periods ending at or prior to the Relevant Time except for Equal

Employment Opportunity Commission EEO-1 reports and affirmative action program (AAP) reports and responses to Office of Federal Contract Compliance Programs (OFCCP) submissions, for which Temple-Inland will provide data and information (to the extent permitted by applicable Laws and consistent with Section 10.1) to Guaranty or Forestar, as the case may be, who will be responsible for making such filings in respect of Guaranty Employees and Former Guaranty Employees, on the one hand, and Forestar Employees and Former Forestar Employees on the other hand, respectively.
     Section 2.2 Participation in Temple-Inland Benefit Plans. Except as otherwise expressly provided for in this Agreement or as otherwise expressly agreed to in writing between or among the affected Parties, (i) effective as of the Relevant Time, Guaranty, Forestar and each member of the Guaranty Group and Forestar Group shall cease to be a Participating Company in any Temple-Inland Benefit Plan, and (ii) each Guaranty Participant, Forestar Participant and any other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any member of the Guaranty Group or Forestar Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Guaranty Group or Forestar Group), effective as of the Relevant Time, shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any Temple-Inland Benefit Plan (except to the extent of obligations that accrued before the Relevant Time, including benefits accrued as of the Relevant Time under the Temple-Inland Retirement Plan, and that are not otherwise addressed herein), and Temple-Inland, Guaranty and Forestar shall take all necessary action to effectuate each such cessation.
     Section 2.3 Service Recognition.
          (a) Pre-Distribution Service Credit. Guaranty shall give each Guaranty Participant, and Forestar shall give each Forestar Participant, full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any Guaranty Benefit Plan or Forestar Benefit Plan, respectively, for such Guaranty Participant’s or Forestar Participant’s service, respectively, with any member of the Temple-Inland Group prior to the Guaranty Distribution Date or Forestar Distribution Date, respectively, to the same extent such service was recognized by the applicable Temple-Inland Benefit Plans immediately prior to the Guaranty Distribution Date or Forestar Distribution Date; provided, that, such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.
          (b) Post-Distribution Reciprocal Service Crediting. Each of Temple-Inland, Guaranty and Forestar (acting directly or through their respective Affiliates) shall cause each of the Temple-Inland Service Plans, Guaranty Service Plans and Forestar Service Plans, respectively, to provide the following service crediting rules effective as of the Relevant Time:
     (i) If a Temple-Inland Employee, Guaranty Employee or Forestar Employee, respectively, who participates in any of the Temple-Inland Service Plans, Guaranty Service Plans or Forestar Service Plans, respectively, directly transfers employment among any of the Temple-Inland Group, Guaranty Group or Forestar Group prior to the first anniversary of the Distribution Date (the “Service Crediting Date”), then such employee’s service with the group employing the employee immediately before the transfer shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate Temple-Inland Service Plans, Guaranty Service Plans and Forestar Service Plans, in each case to the same extent as such employee’s service was recognized under the corresponding service plans immediately before the transfer; provided, that, such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.
     (ii) If a Temple-Inland Employee, Guaranty Employee or Forestar Employee, respectively, who participates in any of the Temple-Inland Service Plans, Guaranty Service Plans or Forestar Service Plans, respectively, either transfers employment among any of the Temple-Inland Group, Guaranty Group or Forestar Group on or after the Service Crediting Date or does not directly transfer employment among such group members, then, except to the extent required by applicable Law, such employee’s service with the group employing the employee immediately before the transfer shall not be recognized for any purpose under the service plans of the post-transfer employer.
     Section 2.4 Approval by Temple-Inland As Sole Stockholder. Effective as of the Relevant Time, Guaranty shall have adopted the Guaranty Financial Group Inc. 2007 Stock Incentive Plan (the “Guaranty Stock Plan”) and Forestar shall have adopted the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (the “Forestar Stock Plan”), each of which shall permit the issuance of long-term incentive awards that have material terms and conditions substantially similar to those long-term incentive awards issued under the relevant Temple-Inland Stock Plans in respect of which Guaranty long-term incentive awards and Forestar long-term incentive awards, respectively, will be issued in connection with the Guaranty Distribution and Forestar Distribution. The Guaranty Stock Plan and Forestar Stock Plan shall be approved prior to the Relevant Time by Temple-Inland as the sole stockholder of Guaranty and Forestar, respectively.
ARTICLE III
QUALIFIED DEFINED BENEFIT PLAN
     Section 3.1 Retention of Liabilities. Following the Relevant Time, Temple-Inland (acting directly or through its Affiliates) shall retain, and neither Guaranty nor Forestar (nor any of their respective Affiliates) shall have any obligation whatsoever with regard to, all obligations and Liabilities under, or with respect to, the Temple-Inland Retirement Plan. No assets shall be transferred from the Temple-Inland Retirement Plan to either Forestar or Guaranty or any benefit plan maintained by either of them. For purposes of clarification, the Liabilities retained by Temple-Inland as provided for in this Section 3.1 are intended to be Retained Business Liabilities as such term is defined in the Separation Agreement.
ARTICLE IV
QUALIFIED DEFINED CONTRIBUTION PLAN

     Section 4.1 Forestar 401(k) Plan.
          (a) Establishment of the Forestar 401(k) Plan. Effective as of the Forestar Distribution Date, Forestar shall, or shall have caused one of its Affiliates to, establish a defined contribution plan and trust for the benefit of Forestar Participants (the “Forestar 401(k) Plan”). Forestar shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Forestar 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt from Federal income tax under Section 501(a) of the Code. Forestar (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Forestar 401(k) Plan.
          (b) Transfer of Savings Plan Assets. Not later than ninety (90) days following the Forestar Distribution Date (or such later time as mutually agreed by Temple-Inland and Forestar), Temple-Inland shall cause the accounts (including any outstanding loan balances) in the Temple-Inland Savings Plan attributable to Forestar Participants and all of the Assets in the Temple-Inland Savings Plan related thereto, in each case exclusive of accounts and Assets attributable to Temple-Inland Common Stock, Forestar Common Stock, and Guaranty Common Stock, to be transferred in-kind to the Forestar 401(k) Plan, and Forestar shall cause the Forestar 401(k) Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Temple-Inland Savings Plan relating to the accounts of Forestar Participants (to the extent the Assets related to those accounts are actually transferred from the Temple-Inland Savings Plan to the Forestar 401(k) Plan). Not later than ninety (90) days following the Forestar Distribution Date (or such later time as mutually agreed by Forestar and Guaranty), Guaranty shall cause the accounts (including any outstanding loan balances) in the Temple-Inland Savings and Retirement Plan (to be renamed the Guaranty Financial Group Inc. Savings and Retirement Plan (the “Guaranty Savings Plan”)) attributable to Forestar Participants and all of the Assets in the Guaranty Savings Plan related thereto, in each case exclusive of accounts and Assets attributable to Temple-Inland Common Stock, Forestar Common Stock, and Guaranty Common Stock, to be transferred in-kind to the Forestar 401(k) Plan, and Forestar shall cause the Forestar 401(k) Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Guaranty Savings Plan relating to the accounts of Forestar Participants (to the extent the Assets related to those accounts are actually transferred from the Guaranty Savings Plan to the Forestar 401(k) Plan). Temple-Inland and Guaranty shall cause the Temple-Inland Savings Plan and Guaranty Savings Plan, respectively, to provide that Forestar Participants shall continue to participate in the Temple-Inland Savings Plan and Guaranty Savings Plan, as the case may be, in respect of their accounts thereunder attributable to investments in Temple-Inland Common Stock, Forestar Common Stock, and Guaranty Common Stock under such plans and that they may divest any holdings of Temple-Inland Common Stock, Forestar Common Stock, and Guaranty Common Stock in their respective accounts under such plans into any of the other investment alternatives made available under such plans from time to time; provided, that, Temple-Inland and Guaranty may in their discretion provide that Forestar Participants shall not be permitted to reinvest any such divested amounts in Temple-Inland Common Stock, Forestar Common Stock, or Guaranty Common Stock and provide that Temple-Inland Common Stock, Forestar Common Stock, and Guaranty Common Stock shall no longer be offered as an investment alternative under such plans.

Subsequent to the transfer of the accounts and related Assets described in the preceding provisions of this Section 4.1(b) and as soon as practicable following the time when either a Forestar Participant fully divests of his or her holdings of Temple-Inland Common Stock, Forestar Common Stock and Guaranty Common Stock under the Temple-Inland Savings Plan or Guaranty Savings Plan, respectively, or (in the case of the Temple-Inland Savings Plan) Forestar Common Stock and Guaranty Common Stock or (in the case of the Guaranty Savings Plan) Temple-Inland Common Stock and Forestar Common Stock are no longer offered as an investment alternative under the Temple-Inland Savings Plan or Guaranty Savings Plan, respectively, Temple-Inland and Guaranty, as the case may be, shall cause the accounts in the Temple-Inland Savings Plan or the Guaranty Savings Plan, as the case may be, attributable to Forestar Participants and all of the Assets in the Temple-Inland Savings Plan and Guaranty Savings Plan related thereto to be transferred to the Forestar 401(k) Plan (in-kind or in the form of liquid assets, as determined by Temple-Inland and Guaranty, respectively, in their discretion), and Forestar shall cause the Forestar 401(k) Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Temple-Inland Savings Plan and Guaranty Savings Plan, as the case may be, relating to the accounts of Forestar Participants (to the extent the Assets related to those accounts are actually transferred from the Temple-Inland Savings Plan and Guaranty Savings Plan to the Forestar 401(k) Plan). Any transfer of Assets pursuant to this Section 4.1(b) shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.
          (c) Continuation of Elections. As of the Forestar Distribution Date, Forestar (acting directly or through its Affiliates) shall cause the Forestar 401(k) Plan to recognize and maintain all Temple-Inland Savings Plan and Guaranty Savings Plan elections, including, but not limited to, deferral, investment, and payment form elections, dividend elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Forestar Participants, to the extent such election or designation is available under the Forestar 401(k) Plan.
          (d) Form 5310-A. No later than thirty (30) days prior to the date of any transfer of Assets and Liabilities pursuant to Section 4.1(b), Temple-Inland, Guaranty and Forestar (each acting directly or through their respective Affiliates) shall, to the extent necessary, file Internal Revenue Service Form 5310-A regarding the transfer of Assets and Liabilities from the Temple-Inland Savings Plan and Guaranty Savings Plan, respectively, to the Forestar 401(k) Plan as described in this Section 4.1.
          (e) Contributions as of the Distribution Date. All contributions payable to the Temple-Inland Savings Plan with respect to employee deferrals and contributions, matching contributions and other contributions for Forestar Participants through the Forestar Distribution Date, determined in accordance with the terms and provisions of the Temple-Inland Savings Plan, ERISA and the Code, shall be paid by Temple-Inland to the Temple-Inland Savings Plan prior to the date of the Asset transfer described in subsection (b), above.
     Section 4.2 Guaranty Savings Plan. Effective as of the Relevant Time, Guaranty shall assume sponsorship of the Guaranty Savings Plan, adopt a trust for such plan, and retain any and all Liabilities and other obligations with respect to the Guaranty Savings Plan in accordance with its terms at the Guaranty Distribution Date as they may be amended from time to time. All contributions payable to the Temple-Inland Savings and Retirement Plan with respect to employee deferrals and contributions, matching contributions and other contributions for Guaranty Participants through the Guaranty Distribution Date, determined in accordance with the terms and provisions of the Temple-Inland Savings and Retirement Plan, ERISA and the Code, shall be paid by Temple-Inland to the Guaranty Savings Plan within two weeks or as soon as administratively practicable following the Guaranty Distribution Date. Temple-Inland shall retain responsibility for the preparation of all regulatory filings in respect of the Guaranty Savings Plan for plan years ending prior to January 1, 2008, including preparing the Form 5500 for the Temple-Inland Savings and Retirement Plan for the 2007 plan year (including responsibility for causing the completion of any required discrimination testing and plan audits), and Temple-Inland shall cause the timely filing of an extension for filing such Form 5500 until October 15, 2008.
     Section 4.3 Temple-Inland/Guaranty Savings Plan Transfers. Temple-Inland and Guaranty will cooperate and use commercially reasonable efforts to provide for transfers of accounts (and related Assets and Liabilities) between the Temple-Inland Savings Plan and Guaranty Savings Plan in respect of Temple-Inland Employees who transfer employment to Guaranty and Guaranty Employees who transfer employment to Temple-Inland in connection with the Guaranty Distribution.
ARTICLE V
HEALTH AND WELFARE PLANS
     Section 5.1 Health And Welfare Plans Maintained By Temple-Inland Prior To The Distribution Date.
          (a) Establishment of Welfare Plans. Temple-Inland or one or more of its Affiliates maintain health and welfare plans (the “Temple-Inland Welfare Plans”) for the benefit of eligible Temple-Inland Participants, Guaranty Participants and Forestar Participants. Effective as of the Guaranty Distribution Date, Guaranty shall, or shall cause a Guaranty Affiliate to, adopt, for the benefit of eligible Guaranty Participants, health and welfare plans (collectively, the “Guaranty Welfare Plans”). Effective as of the Forestar Distribution Date, Forestar shall, or shall cause a Forestar Affiliate to, adopt, for the benefit of eligible Forestar Participants, health and welfare plans (collectively, the “Forestar Welfare Plans”).
          (b) Terms of Participation in Guaranty/Forestar Welfare Plans. Guaranty and Forestar (acting directly or through their respective Affiliates) shall use commercially reasonable efforts to cause all Guaranty Welfare Plans and Forestar Welfare Plans, respectively, to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Guaranty Participants and Forestar Participants, respectively, other than limitations that were in effect with respect to Guaranty Participants and Forestar Participants as of the Relevant Time under the Temple-Inland Welfare Plans, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Guaranty Participant or Forestar Participant, respectively, following the Relevant Time to the extent such Guaranty Participant or Forestar Participant had satisfied any similar limitation under the analogous Temple-Inland Welfare Plan.
          (c) Reimbursement Account Plan. Temple-Inland shall retain the Liability for administering and paying, under the Temple-Inland Dependent Care Spending Account Plan and the Temple-Inland Health Care Spending Account Plan, all reimbursement claims of Temple-Inland Participants, Guaranty Participants and Forestar Participants with respect to calendar year 2007, whether arising at, before or after the Relevant Time.
          (d) Employees on Leave. Notwithstanding any other provision of this Agreement to the contrary, Guaranty and Forestar shall assume Liability for payment of any salary continuation, short term disability or health and welfare coverage with respect to Guaranty Employees and Former Guaranty Employees and Forestar Employees and Former Forestar Employees, respectively, and Temple-Inland shall have no further responsibility for such disabled employees or employees on approved leave after the Relevant Time.
          (e) COBRA and HIPAA. Effective as of the Guaranty Distribution Date, Temple-Inland shall retain responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Guaranty Participants who, as of the day prior to the Guaranty Distribution Date, were covered under a Temple-Inland Welfare Plan pursuant to COBRA. Effective as of the Forestar Distribution Date, Temple-Inland shall retain responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Forestar Participants who, as of the day prior to the Forestar Distribution Date, were covered under a Temple-Inland Welfare Plan pursuant to COBRA. Temple-Inland (acting directly or through its Affiliates) shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the Temple-Inland Welfare Plans with respect to Guaranty Participants and Forestar Participants. The Parties hereto agree that neither the Guaranty Distribution nor the Forestar Distribution nor any transfers of employment that occur as of the Guaranty Distribution Date or Forestar Distribution Date, respectively, shall constitute a COBRA qualifying event for purposes of COBRA; provided, that, in all events, Guaranty or Forestar (acting directly or through their respective Affiliates) shall assume, or shall have caused the Guaranty Welfare Plans or Forestar Welfare Plans, respectively, to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to those Temple-Inland Employees whose employment is transferred directly from the Temple-Inland Group to the Guaranty Group or Forestar Group, respectively, as of the Guaranty Distribution Date or Forestar Distribution Date, respectively, to the extent such individual was, as of the day prior to such transfer of employment, covered under a Temple-Inland Welfare Plan.

          (f) Liabilities.
               (i) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, Temple-Inland shall timely pay all premiums in respect of coverage of Guaranty Participants and Forestar Participants in respect of the period before the Guaranty Distribution Date and Forestar Distribution Date, respectively, and Guaranty and Forestar, respectively, shall cause Temple-Inland not to have any liability in respect of any and all claims of Guaranty Participants and Forestar Participations that are incurred under the Guaranty Welfare Plans and Forestar Welfare Plans on or after the Guaranty Distribution Date and Forestar Distribution Date, respectively.
               (ii) Self-Insured Benefits. With respect to employee welfare and fringe benefits that are provided on a self-insured basis, (A) Temple-Inland (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Temple-Inland Welfare Plans, all claims of Guaranty Participants and Forestar Participants that are incurred but not paid prior to the Guaranty Distribution Date and Forestar Distribution Date, respectively (and Temple-Inland shall retain any reserve in respect of such claims that may exist as of the respective Distribution Date), (B) Guaranty (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Guaranty Welfare Plans, from and after the Guaranty Distribution Date, all claims of Guaranty Participants that are incurred on or after the Guaranty Distribution Date, and (C) Forestar (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Forestar Welfare Plans, from and after the Forestar Distribution Date, all claims of Forestar Participants that are incurred on or after the Forestar Distribution Date.
               (iii) Incurred Claim Definition. For purposes of this Section 5.1(f), a claim or Liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; and (C) with respect to disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability.
               (iv) Claim Experience. Notwithstanding the foregoing, the Parties (acting directly or through their Affiliates) shall take any action necessary to ensure that any claims experience under the Temple-Inland Welfare Plans attributable to Guaranty Participants and Forestar Participants shall be available to the Guaranty Welfare Plans and Forestar Welfare Plans, respectively.
     Section 5.2 Time-Off Benefits. Guaranty and Forestar shall credit each Guaranty Participant and Forestar Participant, respectively, with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Guaranty Participant and Forestar Participant had with the Temple-Inland Group as of the Relevant Time. Notwithstanding the above, neither Guaranty nor Forestar shall be required to credit any Guaranty Participant or Forestar Participant with any accrual to the extent that a benefit attributable to such accrual is provided by the Temple-Inland Group.

ARTICLE VI
NONQUALIFIED RETIREMENT PLANS
     Section 6.1 Temple-Inland Retained Nonqualified Plans.
          (a) In General. Except as provided in subsection (b), below, Temple-Inland (acting directly or through its Affiliates) shall retain, and neither Guaranty nor Forestar shall have any obligation whatsoever with regard to, all obligations and Liabilities under, or with respect to, the Temple-Inland Supplemental Executive Retirement Plan or the Temple-Inland Inc. Stock Deferral and Payment Plan. Subject to any applicable employee consents, on or about January 2, 2008 (and in any event as soon as practicable following the Relevant Time but in no event before 2008), Temple-Inland shall pay to any Guaranty Employee or Guaranty Former Employee and to any Forestar Employee or Former Forestar Employee any amounts accrued by such employees under the foregoing plans.
          (b) Certain Stock Accounts. With respect to any amounts credited under the Temple-Inland Inc. Stock Deferral and Payment Plan that are payable in shares of Temple-Inland Common Stock, each share of Temple-Inland Common Stock credited under such plan immediately before the Relevant Time shall, at the Relevant Time, be treated in the same manner as described in Section 7.3 in respect of Temple-Inland Restricted Stock Units (such that each such credited share of Temple-Inland Common Stock shall be deemed to represent Guaranty Common Stock and Forestar Common Stock as well, as the case may be). Upon entitlement to payment under the plan, Temple-Inland shall be solely responsible for the settlement of all shares payable in the form of Temple-Inland Common Stock, Guaranty shall be solely responsible for the settlement of all shares payable in the form of Guaranty Common Stock, and Forestar shall be solely responsible for the settlement of all shares payable in the form of Forestar Common Stock, in each case regardless of the person entitled to payment.
     Section 6.2 Guaranty Retained Nonqualified Plans. Following the Guaranty Distribution Date, Guaranty (acting directly or through its Affiliates) shall retain, and Temple-Inland shall have no obligation whatsoever with regard to, all obligations and Liabilities under, or with respect to, the Supplemental Benefits Plan of Temple-Inland Financial Services Inc. and the Excess Benefits Plan of Temple-Inland Financial Services Inc. Subject to any applicable employee consents, on or before February 29, 2008 (and in any event as soon as practicable following the Relevant Time but in no event before 2008), Guaranty shall pay to any Temple-Inland Employee or Temple-Inland Former Employee and to any Forestar Employee or Former Forestar Employee any amounts accrued by such employees under the foregoing plans.
ARTICLE VII
LONG-TERM INCENTIVE AWARDS
     Section 7.1 Treatment of Outstanding Temple-Inland Options.

          (a) Guaranty Distribution.
               (i) Each Temple-Inland Option that is outstanding immediately prior to the Guaranty Distribution Date shall, as of the Guaranty Distribution Date, be converted into a Guaranty Option and an adjusted Temple-Inland Option (a “Post-Guaranty Temple-Inland Option”) in accordance with the succeeding paragraphs of this Section 7.1(a).
               (ii) The number of shares subject to the Guaranty Option shall be equal to the number of shares of Guaranty Common Stock to which the option holder would be entitled in the Guaranty Distribution had the shares subject to the Temple-Inland Option represented outstanding shares of Temple-Inland Common Stock as of the Guaranty Distribution Record Date, the resulting number of shares subject to the Guaranty Option being rounded down to the nearest whole share. The number of shares subject to the Temple-Inland Option shall not change. The per share exercise price of the Post-Guaranty Temple-Inland Option shall be equal to the product of (1) the per share exercise price of the Temple-Inland Option immediately prior to the Guaranty Distribution Date (the “Pre-Guaranty Temple-Inland Option Price”) multiplied by (2) a fraction, the numerator of which shall be the Post-Guaranty Temple-Inland Stock Price and the denominator of which shall be the sum of (i) the Post-Guaranty Temple-Inland Stock Price, (ii) the quotient determined by dividing the Initial Guaranty Stock Price by the Guaranty Ratio (as defined below) (such quotient, the “Guaranty Option Conversion Value”), and (iii) if the Guaranty Distribution and Forestar Distribution occur on the same date, the Forestar Option Conversion Value (as defined below), which product shall be rounded up to the nearest whole cent. The per share exercise price of the Guaranty Option shall be equal to the product of (1) the Pre-Guaranty Temple-Inland Option Price multiplied by (2) a fraction, the numerator of which shall be the Initial Guaranty Stock Price and the denominator of which shall be the sum of (i) the Post-Guaranty Temple-Inland Stock Price, (ii) the Guaranty Option Conversion Value, and (iii) if the Guaranty Distribution and Forestar Distribution occur on the same date, the Forestar Option Conversion Value, which product shall be rounded up to the nearest whole cent. For purposes of this paragraph (b), “Guaranty Ratio” shall mean the amount determined by dividing (x) the number one (1) by (y) the number of shares of Guaranty Common Stock distributed in respect of each share of Temple-Inland Common Stock in the Guaranty Distribution.
               (iii) Prior to the Guaranty Distribution Date, Temple-Inland shall take all actions necessary to provide that, effective as of the Guaranty Distribution Date, for purposes of the Post-Guaranty Temple-Inland Options (including in determining exercisability and the post-termination exercise period), a Guaranty Employee’s continuous service with the Guaranty Group or Forestar Group following the Guaranty Distribution Date shall be deemed continued service with Temple-Inland. Guaranty shall issue each Guaranty Option under the Guaranty Stock Plan with terms such that, except as otherwise provided herein, the terms and conditions applicable to the Guaranty Options shall be substantially similar to the terms and conditions applicable to the corresponding Temple-Inland Option, including the terms and conditions relating to vesting and the post-termination exercise period and including a provision to the effect that, for purposes of the Guaranty Options, continuous service with the Temple-Inland Group, Guaranty Group or Forestar Group from and after the Relevant Time shall be deemed to constitute service with Guaranty.

               (iv) Except as otherwise provided herein, the Guaranty Options and the Post-Guaranty Temple-Inland Options shall remain subject to the terms and conditions of the underlying Temple-Inland Option as in effect immediately prior to the Guaranty Distribution Date (taking into account changes in the identity of the employer, including for purposes of determining whether a change in control has occurred).
               (v) Upon the exercise of a Guaranty Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Guaranty in accordance with the terms of the Guaranty Option, and Guaranty shall be solely responsible for the issuance of Guaranty Common Stock, for ensuring the collection of the employee portion of all applicable withholding tax on behalf of the employing entity of such holder, and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the exercise of a Post-Guaranty Temple-Inland Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Temple-Inland in accordance with the terms of the Post-Guaranty Temple-Inland Option, and Temple-Inland shall be solely responsible for the issuance of Temple-Inland Common Stock, for ensuring the collection of the employee portion of all applicable withholding tax on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the exercise of a Guaranty Option or Post-Guaranty Temple-Inland Option, regardless of the holder thereof, the most recent employer of the holder of the option at the time of exercise (or his decedent, as applicable) shall be responsible for the satisfaction of all tax reporting requirements in respect of such exercise, shall be responsible for remitting the appropriate withholding amounts to the appropriate taxing authorities, and shall be entitled to the benefit of any tax deduction in respect of the exercise of all such options (regardless of whether they are Guaranty Options or Post-Guaranty Temple-Inland Options).
          (b) Forestar Distribution.
               (i) Each Temple-Inland Option that is outstanding immediately prior to the Forestar Distribution Date shall, as of the Forestar Distribution Date, be converted into a Forestar Option and an adjusted Post-Guaranty Temple-Inland Option (a “Post-Forestar Temple-Inland Option”) in accordance with the succeeding paragraphs of this Section 7.1(b).
               (ii) The number of shares subject to the Forestar Option shall be equal to the number of shares of Forestar Common Stock to which the option holder would be entitled in the Forestar Distribution had the shares subject to the Post-Guaranty Temple-Inland Option represented outstanding shares of Temple-Inland Common Stock as of the Forestar Distribution Record Date, the resulting number of shares subject to the Forestar Option being rounded down to the nearest whole share. The number of shares subject to the Temple-Inland Option shall not change. The per share exercise price of the Post-Forestar Temple-Inland Option shall be equal to the product of (1) the per share exercise price of the Post-Guaranty Temple-Inland Option immediately prior to the Forestar Distribution Date (the “Pre-Forestar Temple-Inland Option Price,” which shall be deemed to equal the Pre-Guaranty Temple-Inland Option Price if the Forestar Distribution and the Guaranty Distribution occur on the same date) multiplied by (2) a fraction, the numerator of which shall be the Post-Forestar Temple-Inland Stock Price and the denominator of which shall be the sum of (i) the Post-Forestar Temple-Inland Stock Price, (ii) the

quotient determined by dividing the Initial Forestar Stock Price by the Forestar Ratio (as defined below) (such quotient, the “Forestar Option Conversion Value”), and (iii) if the Forestar Distribution and Guaranty Distribution occur on the same date, the Guaranty Option Conversion Value, which product shall be rounded up to the nearest whole cent. The per share exercise price of the Forestar Option shall be equal to the product of (1) the Pre-Forestar Temple-Inland Option Price multiplied by (2) a fraction, the numerator of which shall be the Initial Forestar Stock Price and the denominator of which shall be the sum of (i) the Post-Forestar Temple-Inland Stock Price, (ii) Forestar Option Conversion Value, and (iii) if the Forestar Distribution and Guaranty Distribution occur on the same date, the Guaranty Option Conversion Value, which product shall be rounded up to the nearest whole cent. For purposes of this paragraph (b), “Forestar Ratio” shall mean the amount determined by dividing (x) the number one (1) by (y) the number of shares of Forestar Common Stock distributed in respect of each share of Temple-Inland Common Stock in the Forestar Distribution.
               (iii) Prior to the Forestar Distribution Date, Temple-Inland shall take all actions necessary to provide that, effective as of the Forestar Distribution Date, for purposes of the Post-Forestar Temple-Inland Options (including in determining exercisability and the post-termination exercise period), a Forestar Employee’s continuous service with the Forestar Group or Guaranty Group following the Forestar Distribution Date shall be deemed continued service with Temple-Inland. Forestar shall issue each Forestar Option under the Forestar Stock Plan with terms such that, except as otherwise provided herein, the terms and conditions applicable to the Forestar Options shall be substantially similar to the terms and conditions applicable to the corresponding Temple-Inland Option, including the terms and conditions relating to vesting and the post-termination exercise period and including a provision to the effect that, for purposes of the Forestar Options, continuous service with the Temple-Inland Group, Guaranty Group or Forestar Group from and after the Relevant Time shall be deemed to constitute service with Forestar.
               (iv) Except as otherwise provided herein, the Forestar Options and the Post-Forestar Temple-Inland Options shall remain subject to the terms and conditions of the underlying Temple-Inland Option as in effect immediately prior to the Forestar Distribution Date (taking into account changes in the identity of the employer, including for purposes of determining whether a change in control has occurred).
               (v) Upon the exercise of a Forestar Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Forestar in accordance with the terms of the Forestar Option, and Forestar shall be solely responsible for the issuance of Forestar Common Stock, for ensuring the collection of the employee portion of all applicable withholding tax on behalf of the employing entity of such holder, and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the exercise of a Post-Forestar Temple-Inland Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Temple-Inland in accordance with the terms of the Post-Forestar Temple-Inland Option, and Temple-Inland shall be solely responsible for the issuance of Temple-Inland Common Stock, for ensuring the collection of the employee portion of all applicable withholding tax on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the exercise of a Forestar Option or Post-Forestar Temple-Inland Option, regardless of the holder thereof, the most recent employer of the holder of the option at the time of exercise (or his decedent, as applicable) shall be responsible for the satisfaction of all tax reporting requirements in respect of such exercise, shall be responsible for remitting the appropriate withholding amounts to the appropriate taxing authorities, and shall be entitled to the benefit of any tax deduction in respect of the exercise of all such options (regardless of whether they are Forestar Options or Post-Forestar Temple-Inland Options).
          (c) Special Ordering Rule. To the extent that the Forestar Distribution Date occurs before the Guaranty Distribution Date, all references to Guaranty in subsections (a) and (b), above, shall be deemed to be references to Forestar, and all references to Forestar in subsections (a) and (b), above, shall be deemed to be references to Guaranty.
     Section 7.2 Treatment of Outstanding Temple-Inland Restricted Shares.
          (a) Each holder as of the Guaranty Distribution Record Date of Temple-Inland Restricted Shares that remain outstanding immediately prior to the Guaranty Distribution Date shall receive, upon the Guaranty Distribution being made, such number of Guaranty Restricted Shares as equals the number of shares of Guaranty Common Stock to which all other holders of shares of Temple-Inland Common Stock shall be entitled to receive upon the Guaranty Distribution being made. Each holder as of the Forestar Distribution Record Date of Temple-Inland Restricted Shares that remain outstanding immediately prior to the Forestar Distribution Date shall receive, upon the Forestar Distribution being made, such number of Forestar Restricted Shares as equals the number of shares of Forestar Common Stock to which all other holders of shares of Temple-Inland Common Stock shall be entitled to receive upon the Forestar Distribution being made.  The Temple-Inland Restricted Shares outstanding following the Guaranty Distribution or Forestar Distribution or both having been made are hereinafter referred to as “adjusted Temple-Inland Restricted Shares.” The Guaranty Restricted Shares, Forestar Restricted Shares and the adjusted Temple-Inland Restricted Shares shall be subject to the succeeding paragraphs of this Section 7.2.
          (b) All Guaranty Restricted Shares, Forestar Restricted Shares and adjusted Temple-Inland Restricted Shares shall become vested upon the date the Temple-Inland Restricted Shares would have otherwise vested in accordance with the existing vesting schedule.
          (c) Prior to the Guaranty Distribution Date and Forestar Distribution Date, respectively, Temple-Inland shall take all steps necessary to provide that, effective as of the Guaranty Distribution Date and Forestar Distribution Date, respectively, for purposes of continued vesting of the adjusted Temple-Inland Restricted Shares, a Guaranty Employee’s continuous service with the Guaranty Group or Forestar Group following the Guaranty Distribution Date shall be deemed continued service with Temple-Inland and a Forestar Employee’s continuous service with the Forestar Group or Guaranty Group following the Forestar Distribution Date shall be deemed continued service with Temple-Inland. Except as otherwise provided herein, the terms and conditions applicable to the Guaranty Restricted Shares and Forestar Restricted Shares, respectively, shall be substantially similar to the terms and conditions applicable to the corresponding Temple-Inland Restricted Shares (taking into account changes in the identity of the employer, including for purposes of determining whether a change in control has occurred), including a provision to the effect that, for purposes of the Guaranty Restricted Shares and Forestar Restricted Shares, continuous service of a Temple-Inland Employee, Guaranty Employee or Forestar Employee with any member of the Temple-Inland Group, Guaranty Group or Forestar Group shall be deemed to constitute service with Guaranty and Forestar, respectively; provided, that, nothing in this Section 7.2(c) shall require the payment or crediting of dividends to holders of Temple-Inland Common Stock, Guaranty Common Stock or Forestar Common Stock.
          (d) Upon the vesting of the Guaranty Restricted Shares, Guaranty shall be solely responsible for the settlement of all Guaranty Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of the employee portion of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the Forestar Restricted Shares, Forestar shall be solely responsible for the settlement of all Forestar Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of the employee portion of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the Temple-Inland Restricted Shares, Temple-Inland shall be solely responsible for the settlement of all Temple-Inland Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of the employee portion of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of Temple-Inland Restricted Shares, Guaranty Restricted Shares or Forestar Restricted Shares, the employer of the holder of the respective shares (or, in the case of vesting upon death, the employer of the decedent at the time of death) shall be responsible for the satisfaction of all tax reporting requirements in respect of such vesting, shall be responsible for remitting the appropriate withholding amounts to the appropriate taxing authorities and shall be entitled to the benefit of any tax deduction in respect of the vesting of all such restricted shares (regardless of whether the restricted share is a Temple-Inland Restricted Share, Guaranty Restricted Share or Forestar Restricted Share).
     Section 7.3 Treatment of Outstanding Temple-Inland Restricted Stock Units.
          (a) Each Temple-Inland Restricted Stock Unit that is outstanding immediately prior to the Guaranty Distribution Date shall be converted, as of the Guaranty Distribution Date, into a Guaranty Restricted Stock Unit and an adjusted Temple-Inland Restricted Stock Unit (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.3. Each Temple-Inland Restricted Stock Unit that is outstanding immediately prior to the Forestar Distribution Date shall be converted, as of the Forestar Distribution Date, into a Forestar Restricted Stock Unit and an adjusted Temple-Inland Restricted Stock Unit (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.3.
          (b) The number of Guaranty Restricted Stock Units and Forestar Restricted Stock Units shall be equal, respectively, to the number of shares of Guaranty Common Stock and Forestar Common Stock to which the holder of Temple-Inland Restricted Stock Units would be entitled in the Guaranty Distribution and Forestar Distribution had the Temple-Inland Restricted Stock Units represented actual shares of Temple-Inland Common Stock as of the Guaranty

Distribution Record Date and Forestar Distribution Record Date, respectively, the resulting number of Guaranty Restricted Stock Units and Forestar Restricted Stock Units, respectively, being rounded down to the nearest whole unit. All Guaranty Restricted Stock Units, Forestar Restricted Stock Units and adjusted Temple-Inland Restricted Stock Units shall become vested upon the date the Temple-Inland Restricted Stock Units would have otherwise vested in accordance with the existing vesting schedule.
          (c) Prior to the Guaranty Distribution Date and Forestar Distribution Date, respectively, Temple-Inland take all actions necessary to provide that, effective as of the respective Distribution Date, for purposes of continued vesting of the adjusted Temple-Inland Restricted Stock Units, a Guaranty Employee’s continuous service with the Guaranty Group or Forestar Group following the Guaranty Distribution Date shall be deemed continued service with Temple-Inland, and a Forestar Employee’s continuous service with the Forestar Group or Guaranty Group following the Forestar Distribution Date shall be deemed continued service with Temple-Inland. Except as otherwise provided herein, the terms and conditions applicable to the Guaranty Restricted Stock Units and Forestar Restricted Stock Units, respectively, shall be substantially similar to the terms and conditions applicable to the corresponding Temple-Inland Restricted Stock Unit (taking into account changes in the identity of the employer, including for purposes of determining whether a change in control has occurred), including a provision to the effect that, for purposes of the Guaranty Restricted Stock Units and Forestar Restricted Stock Units, continuous service of a Temple-Inland Employee, Guaranty Employee or Forestar Employee with any member of the Temple-Inland Group, Guaranty Group or Forestar Group shall be deemed to constitute service with Guaranty and Forestar, respectively; provided, that, nothing in this Section 7.3(c) shall require the payment or crediting of dividends to holders of Temple-Inland Common Stock, Guaranty Common Stock or Forestar Common Stock.
          (d) Upon the vesting of the Temple-Inland Restricted Stock Units, Guaranty Restricted Stock Units or Forestar Restricted Stock Units that are to be settled in cash, the employer of the holder of the respective unit (or, in the case of vesting upon death, the employer of the decedent at the time of death) shall be solely responsible for the settlement of the unit (including any attributable dividend equivalents), regardless of whether the unit is a Temple-Inland Restricted Stock Unit, Guaranty Restricted Stock Unit, or Forestar Restricted Stock Unit, and for ensuring the satisfaction of all applicable tax reporting and withholding requirements in respect of such settlement and for ensuring the remittance of such withholding taxes, and the employer of the holder of the respective unit (or, in the case of vesting upon death, the employer of the decedent at the time of death) shall be entitled to the benefit of any tax deduction in respect of the settlement of all such restricted stock units (regardless of whether the restricted stock unit is a Temple-Inland Restricted Stock Unit, Guaranty Restricted Stock Unit or Forestar Restricted Stock Unit). Upon the vesting of the Temple-Inland Restricted Stock Units that are settled in shares of Temple-Inland Common Stock, Temple-Inland shall be solely responsible for the settlement of all Temple-Inland Restricted Stock Units, regardless of the holder thereof, and for ensuring the satisfaction of the employee portion of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the Guaranty Restricted Stock Units that are settled in shares of Guaranty Common Stock, Guaranty shall be solely responsible for the settlement of all Guaranty Restricted Stock Units, regardless of the holder thereof, and for ensuring the satisfaction of the employee portion of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the Forestar Restricted Stock Units that are settled in shares of Forestar Common Stock, Forestar shall be solely responsible for the settlement of all Forestar Restricted Stock Units, regardless of the holder thereof, and for ensuring the satisfaction of the employee portion of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of Temple-Inland Restricted Stock Units, Guaranty Restricted Stock Units or Forestar Restricted Stock Units that are settled in shares of Temple-Inland Common Stock, Guaranty Common Stock, or Forestar Common Stock, as the case may be, the employer of the holder of the respective unit (or, in the case of vesting upon death, the employer of the decedent at the time of death) shall be responsible for the satisfaction of all tax reporting requirements in respect of such settlement, shall be responsible for remitting the appropriate withholding amounts to the appropriate taxing authorities and shall be entitled to the benefit of any tax deduction in respect of the settlement of all such restricted stock units (regardless of whether the restricted stock unit is a Temple-Inland Restricted Stock Unit, Guaranty Restricted Stock Unit, or Forestar Restricted Stock Unit).
     Section 7.4 Treatment of Outstanding Temple-Inland Performance Shares.
          (a) Each Temple-Inland Performance Share that is outstanding immediately prior to the Guaranty Distribution Date shall represent, as of the Guaranty Distribution Date, a Guaranty Performance Share and an adjusted Temple-Inland Performance Share (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.4. Each Temple-Inland Performance Share that is outstanding immediately prior to the Forestar Distribution Date shall represent, as of the Forestar Distribution Date, a Forestar Performance Share and an adjusted Temple-Inland Performance Share (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.4.
          (b) The number of Guaranty Performance Shares and Forestar Performance Shares shall be equal, respectively, to the number of shares of Guaranty Common Stock and Forestar Common Stock to which the holder of Temple-Inland Performance Shares would be entitled in the Guaranty Distribution and Forestar Distribution had the Temple-Inland Performance Shares represented actual shares of Temple-Inland Common Stock as of the Guaranty Distribution Record Date and Forestar Distribution Record Date, respectively, the resulting number of Guaranty Performance Shares and Forestar Performance Shares being rounded down to the nearest whole unit.
          (c) Prior to the Guaranty Distribution Date and Forestar Distribution Date, respectively, Temple-Inland shall take all steps necessary to provide that, for purposes of continued vesting of the adjusted Temple-Inland Performance Shares, a Guaranty Employee’s continuous service with the Guaranty Group or Forestar Group following the Guaranty Distribution Date shall be deemed continued service with Temple-Inland, and a Forestar Employee’s continuous service with the Forestar Group or Guaranty Group following the Forestar Distribution Date shall be deemed continued service with Temple-Inland. For purposes of the

Guaranty Performance Shares and Forestar Performance Shares, continuous service of a Temple-Inland Employee, Guaranty Employee or Forestar Employee with any member of the Temple-Inland Group, Guaranty Group or Forestar Group shall be deemed to constitute service with Guaranty and Forestar, respectively.
          (d) Upon the vesting of the Temple-Inland Performance Shares, Guaranty Performance Shares or Forestar Performance Shares, Temple-Inland shall be solely responsible for the settlement of all such performance shares, regardless of the holder thereof, and for ensuring the satisfaction of the employee portion of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Guaranty and Forestar, respectively, shall promptly reimburse Temple-Inland for the amount paid in respect of any Guaranty Performance Share or Forestar Performance Share and the related employee portion of any applicable tax withholding requirements. The employer of the holder of the respective performance share shall be responsible for the satisfaction of all tax reporting requirements in respect of the settlement of the performance share, shall be responsible for remitting the appropriate withholding amounts to the appropriate taxing authorities and shall be entitled to the benefit of any tax deduction in respect of the settlement of the performance share (regardless of whether the performance share is a Temple-Inland Performance Share, Guaranty Performance Share, or Forestar Performance Share).
     Section 7.5 Cooperation and Special Award Terms. Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of Temple-Inland Options, Guaranty Options and Forestar Options and the settlement of Temple-Inland Restricted Shares, Temple-Inland Restricted Stock Units, Temple-Inland Performance Shares, Guaranty Restricted Shares, Guaranty Restricted Stock Units, Guaranty Performance Shares, Forestar Restricted Shares, Forestar Restricted Stock Units and Forestar Performance Shares. Each of the Parties will work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws. Each of the parties shall honor the terms of any agreement entered into before the Relevant Time with any employee of another party insofar as such agreement provides for accelerated vesting or the extension of the term of any Temple-Inland Options, Guaranty Options, Forestar Options, Temple-Inland Restricted Shares, Temple-Inland Restricted Stock Units, Temple-Inland Performance Shares, Guaranty Restricted Shares, Guaranty Restricted Stock Units, Guaranty Performance Shares, Forestar Restricted Shares, Forestar Restricted Stock Units or Forestar Performance Shares.
     Section 7.6 SEC Registration. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the long-term incentive awards described in this Article VII, to the extent any such registration statement is required by applicable Law.
     Section 7.7 Savings Clause. The Parties hereby acknowledge that the provisions of this Article VII are intended to achieve certain tax, legal and accounting objectives as set forth in the

Separation Agreement and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.
ARTICLE VIII
ADDITIONAL COMPENSATION MATTERS
     Section 8.1 Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Temple-Inland Employee, Former Temple-Inland Employee, Guaranty Employee, Former Guaranty Employee, Forestar Employee or Former Forestar Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, at, before or after the Relevant Time shall be retained or assumed by Temple-Inland (in respect of Temple-Inland Employees and Former Temple-Inland Employees), Guaranty (in respect of Guaranty Employees or Former Guaranty Employees) or Forestar (in respect of Forestar Employees or Former Forestar Employees), as the case may be.
     Section 8.2 Sections 162(m)/409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income Tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.
     Section 8.3 Director Programs.
          (a) Director Fees. Except as provided in subsection (b), below, Temple-Inland shall retain responsibility for the payment of any fees payable in respect of service on the Temple-Inland Board of Directors that are payable but not yet paid as of the Final Distribution Date, and neither Guaranty nor Forestar shall have any responsibility for any such payments (to an individual who is a member of the Guaranty Board of Directors or Forestar Board of Directors as of the Relevant Time or otherwise).
          (b) Certain Director Fees. With respect to any fees payable under the Temple-Inland Directors Fee Deferral Plan that are payable in shares of Temple-Inland Common Stock upon Termination of Service, as defined in such plan, each share of Temple-Inland Common Stock credited under such plan immediately before the Relevant Time shall, at the Relevant Time, be treated in the same manner as described in Section 7.3 in respect of Temple-Inland Restricted Stock Units (such that each such credited share of Temple-Inland Common Stock shall be deemed to represent Guaranty Common Stock and Forestar Common Stock as well, as the case may be). Upon entitlement to payment under the plan, Temple-Inland shall be solely responsible for the settlement of all shares payable in the form of Temple-Inland Common Stock, Guaranty shall be solely responsible for the settlement of all shares payable in the form of Guaranty Common Stock, and Forestar shall be solely responsible for the settlement of all shares payable in the form of Forestar Common Stock, in each case regardless of the person entitled to payment.
     Section 8.4 Certain Payroll, Bonus and Supplemental Plan Matters.
          (a) Payroll of Transferring Employees.
               (i) Temple-Inland to Guaranty/Forestar. In the case of an individual who transfers employment at the Relevant Time from Temple-Inland to either Guaranty or Forestar, Guaranty and Forestar, as the case may be, shall be responsible for paying the entire payroll amount due such individual for the first payroll cycle ending after the Relevant Time and for satisfying all applicable tax reporting and withholding requirements in respect of such payment; provided, that, Temple-Inland shall reimburse Guaranty and Forestar for the gross amount of the payroll payment (i.e., including any applicable deductions) and for all tax withholdings remitted in respect of such portion of the payroll period ending before the Relevant Time. Temple-Inland shall be entitled to the benefit of any tax deduction in respect of its payment for the portion of the payroll period ending before the Relevant Time.
               (ii) Guaranty/Forestar to Temple-Inland. In the case of an individual who transfers employment at the Relevant Time from Guaranty or Forestar to Temple-Inland, Temple-Inland shall be responsible for paying the entire payroll amount due such individual for the first payroll cycle ending after the Relevant Time and for satisfying all applicable tax reporting and withholding requirements in respect of such payment; provided, that, Guaranty and Forestar, as the case may be, shall reimburse Temple-Inland for the gross amount of the payroll payment (i.e., including any applicable deductions) and for all tax withholdings remitted in respect of such portion of the payroll period ending before the Relevant Time. Temple-Inland shall be entitled to the benefit of any tax deduction in respect of its payment for the portion of the payroll period ending before the Relevant Time; provided, that, Temple-Inland shall allocate such deduction to the Guaranty or Forestar segment of its operations, as the case may be.
          (b) Certain Bonus Payments.
               (i) In General. Except to the extent otherwise provided in Section 8.4(b)(ii) or 8.4(b)(iii), all bonuses in respect of 2007 shall be paid to Temple-Inland Employees, Guaranty Employees and Forestar Employees by each of Temple-Inland, Guaranty and Forestar, respectively, at the time such bonuses are normally paid (i.e., in December 2007 in respect of Guaranty Employees and in February 2008 in respect of Temple-Inland and Forestar Employees) in accordance with the bonus pools determined by the Management Development and Executive Compensation Committee of the Temple-Inland Board of Directors in November 2007 for each of Temple-Inland, Guaranty and Forestar.
               (ii) Certain Bonus Amounts. Not later than February 29, 2008, the Management Development and Executive Compensation Committee of the Temple-Inland Board of Directors shall make and communicate to Guaranty and Forestar a determination of the amount of Tier I bonuses that Temple-Inland would have paid in respect of 2007 to the Guaranty

Employees and Forestar Employees, respectively, but for the foregoing provisions of this Section 8.4. Guaranty and Forestar, as the case may be, shall be responsible for paying the entire amount of such bonuses to their respective employees on or before March 15, 2008 and for satisfying all applicable tax reporting and withholding requirements in respect of such bonuses and shall be entitled to the benefit of any tax deduction for the amount paid.
               (iii) Partial Year Employees. In the case of an individual who for some part of 2007 was an employee of two or more of Temple-Inland, Guaranty and Forestar, the original employer who established the potential 2007 bonus for such individual shall inform any subsequent employer of the actual amount of bonus the original employer would have paid, and the employer of such individual at the Relevant Time (for purposes of this Section 8.4(b)(iii), the “paying employer”) shall pay any bonus payable for 2007 in such amount as the paying employer in its discretion shall determine; provided, that, (A) the prior employer or employers shall reimburse the paying employer in an amount equal to the bonus amount the original employer determined it would have paid for the entire year (together with any applicable withholdings), (B) the prior employer or employers shall be entitled to the benefit of any tax deduction in respect of the amount reimbursed, and (C) the paying employer shall be entitled to the benefit of any tax deduction for the amount actually paid in excess of such reimbursement. The paying employer shall be responsible for satisfying all applicable tax reporting and withholding requirements in respect of the bonus payment.
          (c) Certain Supplemental Plan Payments.
               (i) TIFS SERP. Guaranty shall, in accordance with Section 6.2 and the terms of the Temple-Inland Financial Services Supplemental Benefits Plan and Temple-Inland Financial Services Excess Benefits Plan, pay to Temple-Inland Employees and Forestar Employees in 2008 all amounts to be paid to such employees by Guaranty under such plans, shall be responsible for satisfying all applicable tax reporting and withholding requirements in respect of such payments made at any time during 2008, and shall be entitled to the benefit of any tax deduction for such payments made at any time during 2008.
               (ii) Temple-Inland SERP. Temple-Inland shall, in accordance with Section 6.1 and the terms of the Temple-Inland Inc. Supplemental Executive Retirement Plan, pay to Guaranty Employees, Former Guaranty Employees, Forestar Employees, and Former Forestar Employees in 2008 all amounts to be paid to such employees by Temple-Inland under such plan, shall be responsible for satisfying all applicable tax reporting and withholding requirements in respect of such payments made at any time during 2008, and shall be entitled to the benefit of any tax deduction for such payments made at any time during 2008.
          (d) Forms W-2. Temple-Inland shall retain Form W-2 and other payroll reporting obligations for the 2007 calendar year for all Guaranty Employees, Former Guaranty Employees, Forestar Employees and Former Forestar Employees. Each Party shall bear the expense of, and W-2 and other payroll reporting obligations for, all compensation payable to or on behalf of its employees, contractors, and former employees and contractors in years subsequent to 2007 (including compensation relative to relocations or relocation subsidies initiated prior to 2008) except as otherwise set forth herein.

ARTICLE IX
INDEMNIFICATION
     Section 9.1 General Indemnification. Any claim for indemnification under this Agreement shall be governed by, and be subject to, the provisions of Article VII of the Separation Agreement, which provisions are hereby incorporated by reference into this Agreement and any references to “Agreement” in such Article VII as incorporated herein shall be deemed to be references to this Agreement.
ARTICLE X
GENERAL AND ADMINISTRATIVE
     Section 10.1 Sharing Of Information. Temple-Inland, Guaranty and Forestar (acting directly or through their respective Affiliates) shall provide to each other and their respective agents and vendors all Information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its Benefit Plans, to timely and accurately comply with and report under Section 14 of the Exchange Act, and to determine the scope of, as well as fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such information available outside of its normal business hours and premises. Any information shared or exchanged pursuant to this Agreement shall be subject to the confidentiality requirements set forth in the Separation Agreement. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.
     Section 10.2 Reasonable Efforts/Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement, including adopting plans or plan amendments. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing, consent or approval with respect to or by a Governmental Entity.
     Section 10.3 Employer Rights. Nothing in this Agreement shall prohibit any Party or any of their respective Affiliates from amending, modifying or terminating any of their respective Benefit Plans at any time within their sole discretion.
     Section 10.4 Effect on Employment. Except as expressly provided in this Agreement, the occurrence of neither the Guaranty Distribution nor the Forestar Distribution alone shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Temple-Inland Benefit Plans (provided that Guaranty Participants and Forestar Participants may become eligible for a distribution from the Temple-Inland Retirement Plan in accordance with the terms of such plan). Furthermore, nothing in this Agreement is intended to confer upon any employee or former employee of Temple-Inland, Guaranty, Forestar or any of their respective Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.
     Section 10.5 Consent Of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.
     Section 10.6 Access To Employees. Following the Effective Time, Temple-Inland, Guaranty and Forestar shall, or shall cause each of their respective Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between or among any of the Parties) to which any employee, director or Benefit Plan of the Temple-Inland Group, Guaranty Group or Forestar Group is a party and which relates to their respective Benefit Plans prior to the Relevant Time. The Party to whom an employee is made available in accordance with this Section 10.6 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.
     Section 10.7 Beneficiary Designation/Release Of Information/Right To Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to Guaranty Participants or Forestar Participants under Temple-Inland Benefit Plans shall be transferred to and be in full force and effect under the corresponding Guaranty Benefit Plans and Forestar Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Guaranty Participant or Forestar Participant.
ARTICLE XI
MISCELLANEOUS
     Section 11.1 Effect If Certain Events Do Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, then all actions and events that are, under this Agreement, to be taken or occur effective prior to, as of or following the Effective Time, or otherwise in connection with the Separation, shall not be taken or occur except to the extent specifically agreed to in writing by Temple-Inland on the one hand and Guaranty or Forestar on the other hand and no Party shall have any Liability or further obligation to any other Party under this Agreement.
     Section 11.2 Relationship Of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between or among the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between or among the Parties other than the relationship set forth herein.
     Section 11.3 Subsidiaries. Each of the Parties shall cause to be performed all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any entity that becomes a Subsidiary or Affiliate of such Party on and after the Relevant Time. The Parties acknowledge that certain actions, agreements and obligations that certain of their Affiliates and Subsidiaries may be required to perform in connection with the performance of the Parties obligations under this Agreement may require Governmental Approval by Governmental Entities under applicable Law, and therefore agree that performance of such actions, agreements and obligations is subject to the receipt of all such necessary Governmental Approvals, which approvals each Party shall, and shall cause the members of its respective Group to, use its commercially reasonable efforts to obtain.
     Section 11.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been given on the next Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party or Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.4):
To Temple-Inland:
Temple-Inland Inc.
1300 MoPac Expressway South
Austin, Texas 78746
Attn: General Counsel
Facsimile: (512) 434-8051
To Forestar:
Forestar Real Estate Group Inc.
1300 MoPac Expressway South
Austin, Texas 78746
Attn: General Counsel
Facsimile: (512) 434-5780
To Guaranty:

Guaranty Financial Group Inc.
8333 Douglas Avenue
Dallas, Texas 75225
Attn: General Counsel
Facsimile: (214) 360-1908
     Section 11.5 Entire Agreement. This Agreement, the Separation Agreement, and each other Ancillary Agreement, including any annexes, schedules and exhibits thereto, as well as any other agreements and documents referred to herein and therein, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
     Section 11.6 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.
     Section 11.7 Amendments. Subject to the terms of Section 11.8 of this Agreement, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.
     Section 11.8 Termination. This Agreement (including Article IX (Indemnification) hereof) may be terminated and each Distribution may be amended, modified or abandoned at any time prior to the Forestar Distribution Date or the Guaranty Distribution Date by and in the sole discretion of Temple-Inland without the approval of Forestar or Guaranty or the stockholders of Temple-Inland and it shall be deemed terminated if and when the Separation Agreement is terminated. In the event of such termination, no Party shall have any Liability of any kind to any other Party or any other Person. After the earlier of the Forestar Distribution Date and Guaranty Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by Temple-Inland, Forestar and Guaranty. Notwithstanding the foregoing, this Agreement may be terminated or amended as among any Parties that remain Affiliates, so long as such amendment does not adversely affect any Party that is no longer an Affiliate, in which case, only with the Consent of such Party.
     Section 11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws, and not the Laws governing conflicts of Laws, of the State of Texas.
     Section 11.10 Dispute Resolution. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any Contract relating to the use or lease of real property if any third party is a necessary party to such controversy, dispute or claim) (collectively, “Agreement Dispute”), shall be governed by, and be subject to, the provisions of Article IX of the Separation Agreement, which provisions (and related defined terms) are hereby incorporated by reference into this Agreement and any references to “Agreement” in such Article IX as incorporated herein shall be deemed to be references to this

Agreement; provided, however, any references to “Agreement” or “Agreement Disputes” in such Article IX as incorporated herein shall be deemed to be references to this Agreement and Agreement Disputes as defined in this Agreement.
     Section 11.11 Consent to Jurisdiction. Subject to the provisions of Article IX of the Separation Agreement, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the District Court of the State of Texas for Travis County, and (b) the United States District Court for the Western District of Texas (the “Texas Courts”), for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Article IX of the Separation Agreement or for provisional relief to prevent irreparable harm, and to the non-exclusive jurisdiction of the Texas Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by United States registered mail or receipted courier service to such Party’s respective address set forth in Section 11.4 of this Agreement shall be effective service of process for any action, suit or proceeding in the Texas Courts with respect to any matters to which it has submitted to jurisdiction in this Section 11.11. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the Texas Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     Section 11.12 Titles and Headings. Titles and headings to Sections and Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     Section 11.13 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.
     Section 11.14 Assignment. Except as otherwise expressly provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be null and void; provided, that, a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets, and upon the effectiveness of such assignment the assigning Party shall be released from all of its obligations under this Agreement provided that the surviving entity of such merger or the transferee of such Assets shall agree in writing, reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.
     Section 11.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 11.16 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
     Section 11.17 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with Section 11.10 of this Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any Texas Court, and (iii) enforcement of any such award of an arbitral tribunal or a Texas Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.
     Section 11.18 Waiver of Jury Trial. Subject to Sections 11.9, 11.10 and 11.11 of this Agreement, each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any court proceeding contemplated by Section 11.11 of this Agreement. Each of the Parties hereby (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.18.
     Section 11.19 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other Party of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.
     Section 11.20 Authorization. Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party, that this Agreement constitutes a legal, valid and binding obligation of each such Party and that the execution, delivery and performance of this Agreement by such Party does not contravene or conflict with any provision of law or of its charter or bylaws or any material agreement, instrument or order binding on such Party.
     Section 11.21 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
     Section 11.22 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
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          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

TEMPLE-INLAND INC.

By:

Name:
Title:

GUARANTY FINANCIAL GROUP INC.

By:

Name:
Title:

FORESTAR REAL ESTATE GROUP INC.

By:

Name:
Title:

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